UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2022

THIRD COAST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41028	46-2135597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20202 Highway 59 North, Suite 190 Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 446-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	TCBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2022, the Board of Directors (the “Board”) of Third Coast Bancshares, Inc. (the “Company”) appointed Tony Scavuzzo as a director of the Company effective October 20, 2022. Mr. Scavuzzo will serve as a Class A director with a term expiring at the Company’s 2023 Annual Meeting of Shareholders. In connection with the appointment of Mr. Scavuzzo as a director, the number of directors of the Company was increased from ten (10) to eleven (11) in accordance with the Company’s First Amended and Restated Certificate of Formation, as amended. On October 20, 2022, Mr. Scavuzzo was also appointed to the Board of Directors (the “Bank Board”) of Third Coast Bank, SSB, the Company’s wholly owned subsidiary bank (the “Bank”), effective October 20, 2022.

Mr. Scavuzzo was appointed to serve as the director representative for Castle Creek Capital Partners VIII, LP (“Castle Creek”), pursuant to that certain letter agreement, dated as of September 30, 2022, by and between the Company and Castle Creek (the “Letter Agreement”). Pursuant to the Letter Agreement, Castle Creek is entitled to have one representative appointed to the Board and the Bank Board for so long a Castle Creek, together with its respective affiliates, owns, in the aggregate, 4.9% or more of all of the outstanding shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), on an as converted basis. If Castle Creek, together with its respective affiliates, owns, in the aggregate, 4.9% or more of all of the outstanding shares of the Common Stock on an as converted basis and does not have a board representative on the Board or the Bank Board, respectively, the Company or the Bank, as applicable, will invite a person designated by Castle Creek to attend meetings of the Board and the Bank Board as an observer.

No committee appointments for Mr. Scavuzzo have been made at this time. Mr. Scavuzzo is a managing principal of Castle Creek and Castle Creek Capital Partners VIII Co-Investment Fund A, LP (“Fund VIII Co-Invest”). On September 30, 2022, pursuant to the Investment Agreement, dated as of September 8, 2022, by and among the Company, Castle Creek, Fund VIII Co-Invest and certain other investors party thereto, as amended (the “Investment Agreement”), (i) Castle Creek purchased 30,000 shares of the Company’s Series A Convertible Non-Cumulative Preferred Stock (“Series A Preferred Stock”) and (ii) Fund VIII Co-Invest purchased 5,750 shares of Series A Preferred Stock, in each case at a purchase price of $1,000 per share. The aggregate purchase price paid by Castle Creek was $30,000,000 and the aggregate purchase price paid by Fund VIII Co-Invest was $5,750,000. In addition, Castle Creek was also issued warrants to purchase 119,000 shares of Common Stock (or, at the election of Castle Creek in accordance with the terms of the warrant agreement entered into between the Company and Castle Creek, Series B Convertible Perpetual Preferred Stock of the Company or non-voting common stock, par value $1.00 per share, of the Company) at an exercise price equal to $22.50 per share pursuant to such warrant agreement. Other than the foregoing transactions, Mr. Scavuzzo does not have any direct or indirect material interest in any transaction, or proposed transaction, in which the Company was, or is to be, a participant that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Scavuzzo’s appointment to the Board, the Company and Mr. Scavuzzo entered into an Indemnification Agreement, dated as of October 20, 2022, substantially in the form of the Company’s Form of Indemnification Agreement, which is attached as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2021. In his capacity as a non-employee director of the Company, Mr. Scavuzzo will be entitled to the same compensation as the Company’s other non-employee directors, which is described in the Company’s proxy statement related to the 2022 Annual Meeting of Shareholders, filed with the SEC on April 25, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD COAST BANCSHARES, INC.

Date: October 26, 2022	By:	/s/ R. John McWhorter
R. John McWhorter
Chief Financial Officer